Exhibit 99.1

TAP Real Estate Secures Agreement to Digitize Zermatt Resort in Utah From Capitalization-to-Checkout; Delivering a New Technology Model for Hospitality Ownership, Tokenized Issuances & the Lifecycle Management of Real Estate

TAP Real Estate is a next-generation real estate company providing residential and commercial property owners with digital technology management services across their property’s lifecycle; as well as the preparation and issuance of tokenized offerings into the market. The agreement includes a technology services contract, equity ownership, tokenization exclusivity and a repeatable business model for TAP Real Estate in commercial and hospitality markets.

Midway, UT and San Diego, CA, September 10, 2026 (GLOBE NEWSWIRE): TAP Real Estate Technologies, Inc. (OTC: RWAX) announced today that it has entered into a Technology Services Agreement with Alpenhaus Resort, LLC, the new owner and operator of Zermatt Resort in Midway, Utah, to provide the digital infrastructure and strategic technology services supporting the existing resort and its planned upgrade.

TAP Real Estate will serve as the digital infrastructure, tokenization and technology service provider. This distinction is central to the model: TAP Real Estate supplies the connected operating infrastructure around the asset without replacing the people, entities, licensed parties or property systems that legally control the resort. Pursuant to the agreement, Alpenhaus agreed to pay TAP Real Estate a $60,000 upfront technology platform fee and ongoing $6,000 monthly technology service fees. Alpenhaus also granted TAP Real Estate the exclusive right to act as its tokenization services provider. The initial term of the agreement is one year, with automatic one-year extensions unless either side provides notice of termination.

Equity ownership in a historic Utah resort located in one of the fastest-growing U.S. recreation corridors, with plans for significant modernization.

Separately, TAP Real Estate received a 2% ownership interest in Alpenhaus. TAP Real Estate received this ownership stake in exchange for the transfer of its purchase option for the Zermatt Resort to Alpenhaus.

Under Alpenhaus, the historic Zermatt Resort and grounds are expected to undergo a significant property improvement program under its new ownership. The plan is intended to transform the existing resort into an upgraded four-star, four-season destination while modernizing its rooms, public spaces, meetings and group facilities, wellness experiences, operating systems and guest services, and more.

The Zermatt Resort offers convenient access to Deer Valley Resort’s expanding ski terrain, Soldier Hollow and other Utah 2034 Winter Olympics venues, cycling, championship golf, Blue-Ribbon fly fishing on the Provo River, nearby ATV rentals, boating, paddleboarding and jet skiing at Deer Creek and Jordanelle reservoirs.

Located in Midway, Utah, approximately 45 minutes from Salt Lake City International Airport, Zermatt sits within one of the Mountain West’s most concentrated four-season recreation corridors. Midway, Utah, boasts one of the highest per capita income levels of any city in Utah and is a fast-growing corridor for technology executives, second homes and relocation from other states to the “Silicon Slopes.”

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Zermatt boasts 65,000 square feet of convention, meeting and exhibition space, making it one of the most desirable group destinations in the region. Learn more about the Zermatt digital operating model and planned transformation at: TAPRealEstate.com/zermatt.

A digital model from capitalization-to-checkout for the next generation of property owners

The TAP Real Estate technology engagement is designed to establish a repeatable business model for the full lifecycle of a hospitality or commercial asset consisting of flat fees, equity and performance incentives, depending on the relationship with each owner or property.

The TAP Real Estate business model establishes multiple revenue streams per property in exchange for subscription technologies, digital payments, registry and asset recordation and tokenization services:

1.	Platform Fees
2.	Technology Services Fees
3.	Tokenization Fees
4.	Equity Ownership in Select Properties

Traditional property technology separates capitalization, ownership administration, renovation records, hotel systems, vendor workflows, payments and guest engagement. TAP Real Estate’s approach connects those layers while preserving the authority, privacy and legal boundaries of each participant, creating a new model for a digital-first real estate technology company built for the significant changes ahead across one of the world’s largest asset classes

TAP Real Estate: One platform, multiple technology solutions for property owners

TAP Real Estate is developing a next-generation real estate technology company that can service the digital lifecycle of renters, homeowners and commercial property operators. Its core website, TAPRealEstate.com, delivers AI, market intelligence, tokenization information, payments, investing and an asset registry in one place for consumers, property owners and tokenized issuers.

As part of the TAP Real Estate subscription layer, Zermatt will serve as the pilot property for bringing together all three audience-specific editions of the TAP Real Estate web platform. The services share one TAP identity, registry, communications, property data, payment rails and permission controls, while offering multiple layers of targeted services across payments, documents, repairs, service providers, and asset registry.

Consumer Subscription: Serves authorized owners, investors and guests through property information, statements, notices, votes, payments, services and guest experiences.

Pro Subscription: Connects service providers to requests, communication, jobs, quotes, schedules, invoices, payment requests and the retained property record.

Enterprise Subscription: Supports ownership administration, the physical asset, the property improvement program, investor reporting and approved operating integrations.

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Further, TAP Pay adds verified internal transfers, payment requests, ACH, real-time payments, domestic wires and native stablecoin send and receive, including USDC, where eligible and enabled. TAP Wallet’s blockchain payment infrastructure is supported by U.S. Patent No. 12,118,613 B2, System and Method for Transferring Currency Using Blockchain, through technology licensed from TAP, Inc. The TAP Registry provides digital recordation of assets in order to prepare owners to more seamlessly become issuers of tokenized offerings, verified ownership and capital formation.

In the future, as TAP Real Estate and its partners at TAP, Inc. begin to tokenize more properties for investment, the companies may also look to create new TAP Strategies that can accompany various real estate themes, sectors or regions into new investment baskets; further digitizing the future of real estate into a more programmable, investable asset class beyond just singular buyers and sellers.

“As the world’s leading trading exchanges continue to pilot 24/7, tokenized formats, it is anticipated that more ways to invest into real estate, ranging from tokenized stocks to real-world assets and prediction markets will become available. We believe that property owners will need end-to-end support to digitize their documents, title, registry and operations as they become issuers into the public markets, and TAP Real Estate will serve as a new kind of real estate company to help them do that, very similar to how investment banks emerged around the traditional equities markets for corporate issuers,” continued Hopkins.

A property that remembers across investors, guests, ownership and service providers

TAP Real Estate for Enterprise organizes the digital organization, recordation and improvement program tracking for rooms, suites, public areas, amenities, equipment, warranties, inspections and preventive maintenance. The objective is simple: the hotel asset keeps its verified history, while confidential documents and personal data remain private and permissioned.

The TAP Registry is expected to preserve a digital property passport covering approved ownership, transaction and material asset events. TAP previously used the TAP Registry to memorialize the completed repayment of more than $7 million in loans tied to The Slope, a new mountain village and Andaz residences property along the growing Midway-Heber resort corridor, just minutes from Deer Valley East.

The relationship with Zermatt Resort extends the TAP Real Estate model from the digital and blockchain recording of a completed transaction at The Slope, to the entire process of capitalization, property improvements, tokenization and the continuing lifecycle of property management and operations.

Using the digital organization and documentation delivered by TAP Real Estate, potential future tokenized capitalization of Zermatt will represent approved equity interests in the designated issuer while recorded title remains in the applicable property-owning entity and the legally operative capitalization table remains controlling. Tokenization changes the format and administration of ownership. It does not replace applicable laws, securities requirements, title records, investor protections or transfer restrictions using the TAP Invest and TAP Registry platform.

A repeatable model for TAP Real Estate

The engagement covers the initial digital foundation, tokenized capitalization, continuing owner and investor administration, property operations, verified payments, guest workflows and approved future capital events.

Digital foundation. Property records, access controls, integrations and the Zermatt digital property environment.

Ownership and capital. Token design, issuance, cap-table synchronization, onboarding, reporting, distributions, votes, consents and approved transfers.

Operations and payments. The Enterprise, Consumer and Pro editions, TAP Registry, TAP Pay and approved workflows for the upgrade, asset, service network and guest experience.

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“A property should not lose its digital operating memory every time an owner, manager or service provider changes,” said Gregory Hopkins, Chief Executive Officer of TAP Real Estate. “At Zermatt, we are building from capitalization to checkout: one permissioned digital backbone connecting ownership, the upgrade, operations, payments and the connected guest experience.”

About TAP Real Estate Technologies, Inc.

TAP Real Estate Technologies, Inc. (OTC: RWAX) develops connected infrastructure for real estate ownership, transactions, property administration and real-world asset markets. TAPRealEstate.com Consumer, Pro and Enterprise subscriptions bring together property intelligence, digital records, verified payments, investing and tokenization through one integrated platform. The ecosystem integrates technologies licensed from TAP, Inc. For more information, visit https://TAPRealEstate.com.

About Alpenhaus Resort, LLC

Alpenhaus Resort, LLC is the new owner and operator of Zermatt Resort in Midway, Utah. The company is leading a comprehensive upgrade of the existing property, planned as a four-star, four-season resort, subject to the applicable property improvement program, hotel brand requirements and approvals.

No Offer of Securities

This press release does not constitute an offer to sell or a solicitation of an offer to buy any security, digital asset or ownership interest. Any offering, token issuance or investment transaction will be made only under definitive documents, in compliance with applicable law, and through appropriately licensed or registered parties when required. No representation is made that any token or ownership interest will be transferable or have a secondary market.

Digital Payments and Digital Asset Disclosures

TAP Real Estate Technologies, Inc. and TAP, Inc. are not banks or broker-dealers. Banking and external payment services are provided through participating banking and payments partners, subject to eligibility, partner approval, network availability, program terms and applicable law. FDIC insurance applies only to eligible deposits held at participating program banks, subject to applicable limits and terms. It does not apply to stablecoins, digital assets, securities, investment products or funds held or moved outside eligible deposit accounts. References to USDC or other supported digital-dollar rails do not guarantee availability for every user, account, transaction or Zermatt use case.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other matters, the Zermatt upgrade and potential implementation and integration of TAP technologies; expected annual agreement value and revenue; TAP’s ownership interest; tokenization and token issuance; stablecoin and other payment capabilities; property, owner, investor and guest experiences; future capital activities; TAP Real Estate Tokenized Asset Portfolios; and potential investment or secondary-market availability. These statements are based on current expectations and involve risks and uncertainties. Future products, integrations, financings, token issuances, payment availability, liquidity, secondary markets, and development milestones are not guaranteed. TAP Real Estate Technologies, Inc. undertakes no obligation to update forward-looking statements except as required by law.

Media Contact

TAP Real Estate Technologies, Inc. | Investor Relations | info@taprealestate.com | https://taprealestate.com

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